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                                                                    Exhibit 99.1
[LOGO]
HIENERGY
TECHNOLOGIES, INC.

                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                               MEDIA CONTACT:
Melissa Payne-Smith                             Carrie Gray
Roth Investor Relations                         HWH Public Relations
(732) 792-2200                                  (212) 355-5049
hienergy@hienergyinc.com


    HIENERGY ESTABLISHES COLLABORATIVE TESTING EFFORT WITH SPANISH GOVERNMENT
                           TO IMPROVE AIRPORT SECURITY

               Spanish Aviation Security Managers Visit Test Site

Irvine, CA, October 7, 2003 - HiEnergy  Technologies,  Inc. (OTC Bulletin Board:
HIET) has signed a Memorandum of Understanding with the Directorate of Spanish Airports and Navigation, AENA (Aeropuertos Espanoles y Navegacion Aerea), to form a collaborative effort with HiEnergy to use HiEnergy's Stoichiometer technology to improve the security of Spain's airports. AENA oversees security in the air and on the ground for 47 major airports in Spain, regulating security efforts for planes, passengers, parking lots, vehicles and air-traffic control.

After a two-day on-site demonstration and blind tests with HiEnergy's stoichiometric explosives detection technology last month in Irvine, California, AENA officials have proposed to pursue real-world testing efforts at Madrid airport for the CarBomb Finder(TM) and potentially the False Alarm Eliminator(TM). Two 2-week tests are tentatively scheduled to begin in December 2003.

"Spain's particular affliction of terrorist bombings in airport parking lots has prompted its government to look to us for a unique solution," said Dr. Bogdan Maglich, HiEnergy's Chairman, CEO and Chief Scientific Officer. "Real-world testing of the Beta models of our product in Spain will help us to overcome some of the hurdles we face during our transition to full-scale production."

HiEnergy's Stoichiometer, used in the CarBomb Finder, is a remote detector of bombs in trunks, seats and engines of parked or moving vehicles. The Stoichiometer is the only known device that can obtain the chemical formulas of substances through steel

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non-invasively  and  on-line.  The False  Alarm  Eliminator  is a version of the
Stoichiometer that will be used in tandem with x-ray detectors to non-invasively confirm or deny whether or not a suspicious object sighted in passenger luggage by conventional scanning machines is, in fact, an explosive. This product offers a safe alternative to invasive hand-searches. Successful tests of the CarBomb
Finder will prompt discussions for a similar testing strategy of this False Alarm Eliminator system.

ABOUT  HIENERGY TECHNOLOGIES, INC.
HiEnergy Technologies, Inc. has developed patent pending Stoichiometer explosive detection technology that remotely determines the chemical formula of concealed substances, including explosives, biological weapons, and illegal drugs through barriers in a short period of time. 'Stoichiometer' means detection that deciphers the chemical formula of unknown substances. At the same time, SuperSenzor produces an image of the investigated object. HiEnergy is developing systems that have applications in several markets, including airport security screening, bio-weapons detection, landmine detection, contraband detection, and chemical and petrochemical industry applications. HiEnergy's technology has been developed through several years of research and under grants from the Department of Defense and the US Customs agency. The shares of the company are publicly traded under the symbol HIET.

RISK FACTORS
While there are 2 current, commercial suppliers for our 'directed neutron' emitters worldwide, which limits our ability to deliver products at this time, 2 more particle accelerator manufacturers are gearing for the production of such machines that may be available within 4 months.

National, state and local governments regulate the operation of all radiation producing devices such as x-ray machines and our neutron generators. Although we believe that neutron radiation emitted from our systems would be safer than dental x-rays, compliance with the environmental and nuclear regulations may complicate product development and sales efforts.

Although we believe in the great potential of Stoichiometer (Model SuperSenzor) for landmines, our Department of Defense contract does not assure us of subsequent contracts to provide SuperSenzor.

The Beta models of our products have to be accepted commercially which may require further testing, modifications and improvements, which may be time consuming. Acceptable performance of serially produced machines that require cost effectiveness may require additional modification to our designs or components.

Although we are seeking a joint venture partner in the European Union, we may encounter local rules and regulations that impede our ability to contract or perform.

Our interpretation of results from our test site as successful may not be accepted by our clients until the tests are repeated in the field and independently verified.


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The expected  financing to support our new  initiatives  has not been completely identified or committed.

Our plans may rely on leveraging the skills of strategic partners. We are in discussions with potential partners. However, presently no strategic partners are completely identified or committed.


FORWARD-LOOKING STATEMENTS
"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Please refer to the risks above and to additional risks set forth in each of our filings with the Securities and Exchange Commission of Forms 10-KSB, 10-QSB and 8-K.


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